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Exhbit 99.2

CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT

    This Confidential Separation and Release Agreement (the "Agreement") is made and entered into by and between Michael T. Fiore ("Fiore"), on the one hand, and InterDent, Inc. ("the Company") and its wholly-owned subsidiary Gentle Dental Management, Inc. ("Gentle Dental"), on the other hand, who agree and state that:

    A. Fiore has been employed by the Company in the position of Chairman, President and Chief Executive Officer.

    B. On or about September 5, 2001 the Company's Board of Directors resolved to terminate Fiore's employment with the Company for a reason other than "cause" as such term is defined in the Employment Agreement executed between the Fiore and the Company on March 11, 1999, as amended by the First Amendment to Employment Agreement, dated May 16, 2000, including Addendum #1 and Addendum #2 to the First Amendment to Employment Agreement (the "Employment Agreement").

    C. As a result of the Company's action in terminating Fiore's employment with the Company, Fiore and the Company desire to settle fully, finally and amicably all issues between them, pursuant to the terms and conditions set forth below.

    THEREFORE, in exchange for the terms, promises and obligations of Fiore and the Company made in this Agreement:

    1.  Effective Date. The Effective Date of this Agreement shall be the eighth day after Fiore executes and delivers it to the Company.

    2.  Separation Amount. The Company shall provide Fiore the following payments and benefits (hereinafter referred to collectively as the "Separation Amount"):

      (a) Initial Separation Payment. On the Effective Date of this Agreement, the Company agrees to pay Fiore the total gross amount of Eighty-Two Thousand Five Hundred dollars ($82,500), subject to all appropriate withholdings.

      (b) Payment for Future Services. In consideration of Fiore's performance of his obligations in Sections 9 and 10 herein and subject to Fiore's compliance with Sections 8, 9, 10 and 11 hereof, the Company will pay Fiore Two Hundred Sixty-Two Thousand Five Hundred dollars ($262,500) (the "Future Services Payment"). The Future Services Payment will be paid, subject to all appropriate withholdings, in bi-weekly installments during the period beginning on September 14, 2001 (the date of the Company's first regular payroll payment date after the Effective Date), until and through June 7, 2002 (the "Future Services Term"). Under no circumstances will Fiore be entitled to any Future Services Payment after expiration of the Future Services Term.

      (c) Health Benefits. For so long as Fiore complies with the terms of this Agreement, the Company shall continue all medical, life insurance, disability insurance and any other benefits substantially similar to those insurance benefits that Fiore is receiving immediately prior to the Effective Date, through the Future Services Term. Fiore will be entitled to continue all benefits subject to COBRA thereafter pursuant to COBRA, and the Company at that time will provide him the notice and documents required for Fiore to elect to continue benefits under COBRA.

      (d) Non-recourse Indebtedness. The Company, Gentle Dental and Fiore agree that the parties' existing rights prior to the Effective Date of this Agreement include, but are not limited to, the following: (i) each of those certain Promissory Notes executed between Fiore and the Company, Gentle Dental or a predecessor of either the Company or Gentle Dental, as the case may be, dated April 1, 1997, (in the principal amount of $150,000), May 16, 2000 (in the principal amount of $2,500,000), June 15, 2000 (in the principal amount of $1,500,000), and September 1, 2000 (in the principal amount of $1,000,000) (collectively, the "Promissory Notes") become non-recourse to Fiore as of the Effective Date of this Agreement in accordance with the terms of the Employment Agreement and the Promissory Notes as a result of the termination of Fiore's employment by the Company for a reason other than "cause" as defined in the Employment Agreement, and (ii) the Company's and Gentle Dental's only recourse with respect to the Promissory Notes shall be against all securities pledged as collateral for the Promissory Notes (the "Collateral") pursuant to the Pledge and Security Agreement dated as of May 16, 2000, as amended by the First Amendment to Pledge and Security Agreement dated as of September 1, 2000 (the "Pledge Agreement").

      (e) Property. The Company shall transfer ownership to Fiore of the following Company property: Fiore's computer equipment (IBM Thinkpad laptop with docking station and monitor, serial number            ), Palm Pilot 7 (serial number            ), and cellular phone (serial number             ). Fiore acknowledges and agrees that he has or will return all other Company property by no later than the date he executes this Agreement.

      (f)  Attorneys' Fees. The Company shall reimburse Fiore for the services of a qualified attorney to provide advice to Fiore in connection with this Agreement, but such reimbursement shall not exceed the total sum of $10,000.

    3.  All Other Compensation Paid. Except as specified in this Section 3 and except for earned current base salary compensation for the period from August 26, 2001 through September 5, 2001 (to be paid on September 14, 2001), Fiore acknowledges and agrees that the Company has paid him any and all compensation owed to him, and that the Company owes no other sums to him, including, but not limited to, salary, vacation, reimbursement for business expenses (except expenses incurred in August 2001 and September 2001), bonuses, employer contributions to 401K plans, unvested stock options (except as set forth in Section 4 below), short-term or long-term disability benefits, health care continuation coverage, or any other or additional amounts specified in his Employment Agreement. Fiore further acknowledges and agrees that the Separation Amount as described above in Paragraph 2 shall be the sole amount paid to him. The Company will reimburse Fiore for business expenses incurred in August 2001 and September 2001 (through the date Fiore executes this Agreement) in accord with the Company's regular business expense reimbursement and payment policies and practices.

    4.  Fiore's Release. Except as specified in this section 4, Fiore, for himself and his heirs, assigns, executors, administrators, agents and successors, past and present (collectively, the "Fiore Affiliates"), hereby fully and without limitation releases, covenants not to sue, and forever discharges the Company, its subsidiaries, parent companies, divisions, affiliated corporations, affiliated partnerships, trustees, directors, officers, shareholders, partners, agents, employees, consultants, insurance carriers, attorneys, assigns, executors and administrators, trustees, predecessors and successors, past and present (collectively with the Company, the "Company Released Parties"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions and causes of action whether in law or in equity, suits, damages, losses, workers' compensation claims, attorneys' fees, costs, and expenses, of whatever nature whatsoever, known or unknown, fixed or contingent, suspected or unsuspected (collectively, the "Fiore Claims"), that Fiore or the Fiore Affiliates now have, or may ever have, against any of the Company Released Parties for any acts or omissions by the Company or any of the other Company Released Parties occurring on or prior to the Effective Date of this Agreement. This Release does not include Fiore's rights to indemnification pursuant to (i) California Labor Code section 2802, or (ii) the Company's bylaws as now in effect with regard to any actions which may be brought against him by any party other than the Company Released Parties in connection with (x) his employment (including his compensation and termination of employment by the Company) or (y) as a result of this Agreement. This Release also does not include Fiore's rights under grants of options (collectively, the "Options") to him to purchase (i) 500,000 shares of InterDent, Inc. at $4.00 per share pursuant to the

InterDent Employee Stock Option Plan, (ii) 1,000,000 shares of InterDent, Inc. at $4.00 per share pursuant to the InterDent "Super" Option Plan, and (iii) 150,000 shares of DentalXChange, Inc. at $1.00 per share pursuant to the DentalXChange Stock Option Plan. Notwithstanding anything to the contrary contained in this Agreement, for purposes of the vesting and exercise of the Options, Fiore's employment with the Company shall be deemed terminated as of the Effective Date and Fiore's provision of services under Section 10 hereof, including any service as a director of the Company, shall not be deemed employment, uninterrupted service, or "Continuous Service" (or such analogous term in the respective Option or option plan). Thus, the parties agree that any unvested portion of the Options shall cease vesting as of the Effective Date and that any applicable post-termination exercise period with respect to any vested portion of the Options shall commence as of the Effective Date.

    Without limiting the generality of the foregoing, Fiore understands and agrees that the Release provisions of this Section 4 apply to any Fiore Claims that Fiore or the Fiore Affiliates now have, or may ever have, against the Company or any of the other Company Released Parties occurring prior to the Effective Date that arise out of or are in any manner related to: (1) Fiore's employment by the Company or any of the other Company Released Parties; (2) the termination of Fiore's employment with the Company or any of the other Company Released Parties; and (3) any claims that Fiore may have for unpaid wages, bonuses, vacation pay, severance pay, business and travel expenses (except as specified in Section 3 of this Agreement), waiting-time penalties, or liquidated damages.

    Without limiting the generality of the foregoing, Fiore specifically and expressly releases any Fiore Claims against the Company and the other Company Released Parties occurring prior to the Effective Date of this Agreement arising out of or related to violations of any federal or state employment discrimination laws, including the California Fair Employment and Housing Act; the Age Discrimination In Employment Act; Title VII of the Civil Rights Act of 1964; the Americans With Disabilities Act; the National Labor Relations Act; the Equal Pay Act; the Employee Retirement Income Security Act of 1974; as well as Fiore Claims arising out of or related to violations of the provisions of the California Labor Code; the California Government Code; the California Business & Professions Code, including Business & Professions Code Section 17200 et seq.; state and federal wage and hour laws, including the federal Fair Labor Standards Act; breach of contract; fraud; misrepresentation; common counts; unfair competition; unfair business practices; negligence; defamation; infliction of emotional distress; invasion of privacy; assault; battery; false imprisonment; wrongful termination; and any other state or federal law, rule, or regulation.

    Fiore acknowledges and represents that he did not suffer any work-related injuries while employed by the Company, that he has no intention of filing any claims for workers' compensation benefits of any type against the Company, and that he will not file or attempt to file any claims for workers' compensation benefits of any type against the Company. Fiore acknowledges that the Company has relied upon these representations, and that the Company would not have entered into this Agreement but for these representations. As a result, Fiore agrees, covenants, and represents that the Company may, but is not obligated to, submit this Agreement to the Workers' Compensation Appeals Board for approval as a compromise and release as to any workers' compensation claims that Fiore files.

    5.  Company's Release. The Company and its subsidiaries, parent companies, divisions, and directors (collectively with the Company, the "Company Releasors"), both individually and collectively, hereby fully and without limitation release, covenant not to sue and absolutely and forever discharge the Fiore Affiliates, both individually and collectively, from any and all rights, claims, demands, liabilities, actions and causes of action whether in law or equity, suits, damages and expenses relating to or arising out of any state or federal statute, ordinance, regulation, order or common law, which the Company Releasors now have or had relating to any event, act or omission occurring prior to the date hereof, or which relates to or arises out of this Agreement (except relating to a breach or alleged breach of this Agreement by Fiore or for the purpose of enforcing this Agreement); provided, however, that this Release does not extend to rights, claims, demands, liabilities, actions and causes of action whether in law or equity, suits, damages and expenses relating to or arising out of (i) acts committed by Fiore with respect to the property or the business of the Company which constitutes gross recklessness, willful or gross misconduct or fraud or (ii) criminal conduct by Fiore which has caused material injury to the Company and which results in conviction of a felony which involves fraud, dishonesty or moral turpitude. In addition, this Release does not apply to the rights of the Company or Gentle Dental under the Promissory Notes and Pledge and Security Agreement referenced in Section 2(d) of this Agreement.

    6.  All Disputes. Fiore and the Company each acknowledges that he or it is aware of and familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows:

  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."

    Fiore and the Company each hereby waives and relinquishes all rights and benefits that he or it has against the other under Section 1542 of the California Civil Code, or the law of any other country, territory, state or jurisdiction, or common law principle, to the same or similar effect.

    7.  Older Worker's Benefit Protection Act. This Agreement is subject to the terms of the Older Workers Benefit Protection Act of 1990 (the "OWBPA"). The OWBPA provides that an individual cannot waive a right or claim under the Age Discrimination in Employment Act ("ADEA") unless the waiver is knowing and voluntary. Pursuant to the terms of the OWBPA, Fiore acknowledges and agrees that he has executed this Agreement voluntarily, and with full knowledge of its consequences.

    In addition, Fiore hereby acknowledges and agrees that: (a) this Agreement has been written in a manner that is calculated to be understood, and is understood, by Fiore; (b) the release provisions of this Agreement apply to rights and claims that Fiore may have under the ADEA, including the right to file a lawsuit against the Company for age discrimination; (c) the release provisions of this Agreement do not apply to any rights or claims that Fiore may have under the ADEA that arise after the date Fiore executes this Agreement; (d) the Company does not have a preexisting duty to pay all amounts of the Separation Amount identified in this Agreement; (e) Fiore has been advised in writing to consult with an attorney prior to executing this Agreement; (f) Fiore shall have a period of 21 days in which to consider the terms of this Agreement prior to its execution; and (g) Fiore shall have a period of seven days after execution of this Agreement in which to revoke this Agreement. Fiore further understands that this Agreement shall not become effective until expiration of this seven-day period.

    8.  Confidentiality. Except as required by law, legal process, or in connection with any litigation between the parties hereto with respect to matters arising out this Agreement or the rules and regulations of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or of any exchange pursuant to which the Company's securities are listed for trading (including without limitation, the NYSE, Nasdaq, or Amex), neither the Company nor Fiore will disclose to anyone the facts relating to the existence of this Agreement, the negotiations leading to the execution of this Agreement, or the terms or substance of this Agreement.

    9.  Trade Secrets, Non-Solicitation and Non-Compete. Fiore acknowledges that:

      (a) Trade Secrets. In the course of his employment with the Company, Fiore had access to confidential information concerning the organization and functioning of the business of the Company, and that such information is a valuable trade secret and the sole property of the Company. Accordingly, except as required by law, legal process, or in connection with any litigation between the parties hereto with respect to matters arising out this Agreement, Fiore agrees that he will not disclose or furnish any such information to any person other than an officer or director of the Company, and he will make no use of any such information for his personal benefit. Fiore further represents and warrants that prior to or concurrently with the execution of this Agreement, he has returned to the Company all property that belongs to the Company.

      (b) Non-Solicitation. Fiore agrees that for a period of one year following the Effective Date, Fiore shall not (either directly or indirectly) solicit, entice, encourage or induce any person who at any time within one year prior to Fiore's termination of employment shall have been an employee of the Company or any of its subsidiaries, or who is a dentist or other professional employee who is employed by or performing professional services for any dental practice managed by the Company or one of its subsidiaries (other than a person who, at the time of the otherwise prohibited conduct, is no longer an employee of the Company or any of its subsidiaries or is no longer a dentist or other professional employee who is employed by or performing professional services for any dental practice managed by the Company or one of its subsidiaries, in each case without direct or indirect solicitation, enticement, encouragement, or inducement by Fiore) to become employed by or associated with any person, firm or corporation other than the Company, and Fiore shall not approach any such employee, dentist or other professional for such purpose or encourage the taking of such actions by any other person, firm or corporation or assist any such person, firm or corporation in taking such action.

      (c) Non-Compete. Fiore agrees that during the Future Services Term, Fiore shall not, directly or indirectly, within a 5 mile radius of any location where the Company or any of its subsidiaries owns, manages, develops, or operates any dental practice or assets, engage or participate or make any financial investments in, or become employed by, or act as an agent or principal of, or render advisory or other services to or for, any person, firm or corporation that is engaged, directly or indirectly, in any line of business then engaged in, or planned to be engaged in, by the Company (a "Competing Enterprise"). A Competing Enterprise shall not include any practice of dentistry with or consulting to a group of 10 or fewer dentists located outside of a five mile radius of any location where the Company or any of its subsidiaries owns, manages, develops or operates any dental practice or assets. Nothing herein contained shall restrict Fiore from holding investments in not more than three percent of the voting securities of any Competing Enterprise whose stock is listed on a national securities exchange or is actively traded on the National Association of Securities Dealers Automated Quotation System, so long as in connection with such investments Fiore does not render services to a Competing Enterprise.

    10. Cooperation and Assistance. Throughout the Future Services Term, Fiore agrees to serve as a consultant and advisor to the Company and to provide reasonable assistance to the Company as requested to effect a transition of management of the business of the Company. Fiore will reasonably cooperate with and assist the Company, its agents, owners, employees and attorneys in the preparation and/or defense and/or pursuit of any litigation involving the Company, and, in addition, to any issues related to his employment with Company, his performance as an employee/officer of the Company, or any related matters, except as may be prevented by law.

    Fiore and the Company further contemplate that Fiore will continue his services as a designated director on the Board of Directors of DentalXChange, Inc. and during the Future Services Term will provide strategic advice to the Board of Directors for the Company; provided, however, that either Fiore or the Board of Directors for the Company remain free to terminate that appointment or provision of strategic advice at any time.

    Fiore's sole compensation for any such assistance and services will be the Future Services Payment set forth in Section 2(b) above; provided, however, that the Company shall reimburse Fiore for the reasonable expenses incurred in providing such assistance or services.

    Throughout the Future Services Term, the Company will provide Fiore with access to and the use of the Company's e-mail system, voicemail system, and access to the Internet.

    Nothing in this Section 10 requires Fiore to provide services for more than forty hours in each calendar month through December 31, 2001 or for more than twenty hours in each calendar month for the remainder of the Future Services Term after December 31, 2001, or to provide services at a time that conflicts with material and substantial demands or obligations to Fiore's then current employer.

    11. No Assignment. Fiore represents and warrants that he has not assigned or transferred any interest in any Claims that he may have against the Company or any other Company Released Party. Accordingly, Fiore agrees to indemnify and hold the Company and the other Company Released Parties harmless from any liability, claims, demands, damages, expenses, and attorneys' fees incurred as a result of a any person or entity asserting any such assignment or transfer of any right or claim. This Agreement may be pleaded as a defense, cross-complaint, counter-suit, cross-claim, or third party complaint in any action involving the Company or any of the other Company Released Parties. This indemnity provision does not require payment as a condition precedent to recovery by the Company Released Parties hereunder.

    12. Arbitration. The Company and Fiore agree that, to the fullest extent permitted by law, any and all claims or controversies between Fiore, the Fiore Released Parties, the Company, or the Company Released Parties, relating in any manner to Fiore's employment or the termination of Fiore's employment, including any claims or controversies regarding this Agreement, shall be resolved by final and binding arbitration with the Judicial Arbitration Mediation Services (JAMS) in Orange County, California. The parties intend this arbitration provision to be construed as broadly as possible. Claims subject to arbitration shall include, but are not limited to: contract claims, tort claims, claims relating to compensation as well as claims based on any federal, state, or local law, statute, or regulation, including but not limited to any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the California Fair Employment and Housing Act. However, claims for unemployment compensation, workers' compensation, and claims under the National Labor Relations Act shall not be subject to arbitration.

    The prevailing party in such arbitration shall recover its reasonable costs and expenses (including, but not limited to, arbitration fees and expenses) and reasonable attorneys' fees.

    13. Choice of Law. This Agreement is made and entered into in the State of California and shall in all respects be interpreted and enforced pursuant to the laws of the State of California, without regard to or application of any of California's conflict of laws rules.

    14. Integrated Agreement. This Agreement constitutes a single, integrated written contract expressing the entire agreement of the parties and supercedes and replaces all prior agreements between the parties concerning the subject matter hereof including, without limitation, the Employment Agreement. There is no other agreement, written or oral, express or implied, between the parties with respect to the subject matter hereof, except this Agreement. This Agreement may not be orally modified, and may be modified only in a written instrument signed by the parties.

    15. Severability. The parties to this Agreement agree, covenant and represent that each and every provision of this Agreement shall be deemed to be contractual, and that they shall not be treated as mere recitals at any time or for any purpose. Therefore, the parties further agree, covenant and represent that each and every provision of this Agreement shall be considered severable, except for the release provisions of Sections 4, 5 and 6 of this Agreement. If a court of competent jurisdiction finds the release provisions of Section 4, 5 or 6 of this Agreement to be unenforceable or invalid, then this Agreement shall become null and void, and Fiore shall repay any and all Separation Amounts paid by the Company pursuant to this Agreement within a reasonable period of time not to exceed 15 days. If a court of competent jurisdiction finds any provision other than the release provisions of Section 4, 5 or 6, or part thereof, to be invalid or unenforceable for any reason, that provision, or part thereof, shall remain in force and effect to the extent allowed by law, and all of the remaining provisions of this Agreement shall remain in full force and effect and enforceable.

    16. Captions. The captions and section numbers in this Agreement are inserted for the reader's convenience, and in no way define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

    17. Counterparts. This Agreement may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one agreement, which shall be binding upon and effective as to all parties.

    18. Binding Agreement. Fiore represents and warrants that he has the authority to enter into this Agreement on his behalf individually and to bind all persons and entities claiming through him. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, assigns, executors, administrators, successors, subsidiaries, divisions and affiliated corporations and partnerships, past and present, and trustees, directors, officers, shareholders, partners, agents and employees, past and present, of Fiore and the Company.

    19. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and given by hand delivery or by certified or registered United States mail, postage prepaid, and shall be effective on the date delivered by hand or mailed, in the case of the Company, to 222 No. Sepulveda Blvd., Suite 740, El Segundo, CA 90245, and in the case of Fiore, to his most recent home address as shown on the records of the Company or to such other address as he subsequently specifies pursuant to this Section 19.

    THE UNDERSIGNED HAVE READ THE FOREGOING AGREEMENT AND ACCEPT AND AGREE TO THE PROVISIONS CONTAINED THEREIN, AND HEREBY EXECUTE IT, KNOWINGLY AND VOLUNTARILY, AND WITH FULL UNDERSTANDING OF ITS CONSEQUENCES. FIORE FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT HE HAS BEEN GIVEN 21 DAYS IN WHICH TO CONSIDER THE TERMS OF THIS AGREEMENT, AND THAT HE HAS VOLUNTARILY CHOSEN TO EXECUTE THIS AGREEMENT ON THE DATE INDICATED BELOW.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below.

Dated: September 5, 2001	MICHAEL T. FIORE
/s/ MICHAEL T. FIORE
Dated: September 5, 2001	INTERDENT, INC.
/s/ H. WAYNE POSEY H. Wayne Posey Interim Chairman and CEO
Dated: September 5, 2001	GENTLE DENTAL MANAGEMENT, INC.
/s/ H. WAYNE POSEY H. Wayne Posey Interim Chairman and CEO

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CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT